UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

Free Flow, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54868	45-3838831
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2301 Woodland Crossing Dr.
Suite 155, Herndon, VA 20171
(Address of Principal Executive Offices)

(703) 789 3344
(Registrant’s Telephone Number)

Karen A. Batcher, Esq.
Teeple Hall, LLP
6255 Towne Centre Drive, Suite 500
San Diego, CA 92121
(858) 662 7878
(Name, Address and Telephone Number of Person Authorized to Receive
Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

a) On October 15, 2015 Free Flow, Inc.  (the “Registrant”), entered into a Sales Contract (the “Sales Contract”) pursuant to which the Registrant contracted to sell to Salim's Paper Private Limited, Jaipur, India (the “Purchaser”), with a principal place of business at SP-6 SKS Industrial Area, Reengus Sikar, Rajasthan, India 330 404; Tissue Paper comprising 30,000 Metric Tons (MT), to be shipped in five (5) years at the rate of 6,000 MT per annum. Shipments to commence within twelve (12) months from the date of signing of the Contract at a price to be determined on a quarterly basis based on the current index price for wood pulp as quoted on the Chicago Indes by FOEX Indexes, Ltd..  As of the date of filing of this Form 8-K, the price to be paid is US $1,150 per metric ton (for total current contract price of US $34.5 million). In accordance with the terms of the Sales Contract the Purchaser has caused a pre-advise from their commercial bankers for a revolving commercial letter of credit in favor of the Registrant

b) In connection with effectuation of the Sales Contract, the Registrant is working to set up a paper manufacturing facility in the South East Asia or Middle East.  The Registrant is actively negotiating purchase of plant and machinery from international plant and machinery manufacturers along with related financing arrangements. Concurrently, the Registrant is exploring the identification of the most suitable location to set up the plant.

c) On September 21, 2015 in response to a presentation made by Free Flow, Inc. (the "Registrant") to Group Capital, LLC (the "Underwriter") with a principal place of business at 211 North State St., Clarks Summit, PA 18411, a non-binding letter in intent was received by the Registrant whereby the Underwriter has expressed their willingness to act as lead underwriter to raise up to two million ($2,000,000.00) in a private offering of our common stock as per applicable SEC and Blue Sky laws.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION

10.1	Firm Purchase Contract between Free Flow, Inc. and Salim Paper Pvt. Ltd. Dated October 15, 2015.

10.2	Oriental Bank of Commerce Pre-advise for Commercial Letter of Credit dated September 15, 2015

10.3	Letter of Intent from Group Capital dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREE FLOW, INC.
(Registrant)

Date: October 16, 2015	/s/ Sabir Saleem
Sabir Saleem, CEO